UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2023
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#140, 14315 – 118 Avenue
Edmonton, Alberta
T5L 4S6
(250) 744-2487
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 21, 2023, Aurinia Pharmaceuticals Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with MKT Capital Ltd., MKT Tactical Fund, SP and Antoine Khalife (collectively, “MKT”).

Pursuant to the Cooperation Agreement, the Company agreed to appoint Dr. Robert T. Foster to the board of directors (the “Board”), with an initial term expiring at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”).

Under the terms of the Cooperation Agreement, MKT will abide by certain customary standstill restrictions (subject to certain exceptions relating to private communications to the Company, among others) until the earlier of (i) October 31, 2024; provided that (a) the Company re-nominates Dr. Foster (it being understood that if the Board makes such decision to re-nominate Dr. Foster for election to the Board at the 2024 Annual Meeting, the Company will notify each of MKT and Dr. Foster of such decision no later than seventy-five (75) calendar days prior to the 2024 Annual Meeting) and (b) Dr. Foster agrees to such re-nomination (it being understood that such decision will be provided to each of the Company and MKT within three (3) business days of the Company notifying Dr. Foster of the Board’s decision to re-nominate Dr. Foster), (ii) if Dr. Foster fails to timely notify the Company of his acceptance to be re-nominated, as provided in clause (i) above, the date that is one (1) business day following the conclusion of the 2024 Annual Meeting and (iii) the date the Company notifies each of MKT and Dr. Foster that the Board does not intend to nominate Dr. Foster for election to the Board at the 2024 Annual Meeting (it being understood that if the Board makes such decision not to re-nominate Dr. Foster for election to the Board at the 2024 Annual Meeting, the Company will notify each of MKT and Dr. Foster of such decision no later than seventy-five (75) calendar days prior to the 2024 Annual Meeting) (the “Cooperation Period”). The Cooperation Period will also automatically terminate upon the consummation of an Extraordinary Transaction (as defined in the Cooperation Agreement).

During the Cooperation Period, MKT will not, among other things, (i) engage in transactions resulting in MKT’s beneficial ownership of, Net Long Position (as defined in Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in, aggregate economic exposure to, or right to vote more than 7% of the Company’s common shares outstanding at such time, (ii) seek any additional representation on the Board, (iii) make any request for share list materials or other books and records of the Company, (iv) engage in any solicitation of proxies, or (v) make certain proposals relating to Extraordinary Transactions publicly or in a manner that would require public disclosure. The Cooperation Agreement provides that the standstill restrictions will terminate automatically upon the earliest of (x) the fifth (5th) business day after written notice is delivered by MKT to the Company of the Company’s material breach of the Cooperation Agreement (subject to cure) or (y) the Company’s entry into one or more definitive agreements providing for a transaction or series of related transactions which would in the aggregate result in the Company issuing to third parties at least 25% of the Company’s common shares outstanding immediately prior to such issuance(s) during the Cooperation Period.

Pursuant to the Cooperation Agreement, MKT agreed to certain voting commitments (subject to certain exceptions) and the parties agreed to a customary mutual non-disparagement provision.

In addition to the Cooperation Agreement, the Company and MKT also entered into a customary confidentiality agreement to discuss, among other things, the Company’s previously announced strategic review process.

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 is incorporated herein by reference.

In connection with the Cooperation Agreement, Dr. Foster was appointed to the Board, effective September 21, 2023.

Dr. Foster will receive the Company’s standard compensation provided for service as a director to all members of the Board who are not employees of the Company (which Dr. Foster will not be at the time he joins the Board). This compensation currently includes an annual cash retainer of $45,000 payable in quarterly installments, an annual equity grant equivalent to $200,000 and an equity grant equivalent to $340,000 upon the election or appointment of a new Board member. The stock options are exercisable for ten years and vest in equal amounts over twelve months. The restricted stock units vest in full after one year of service. A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting, as filed with the SEC on April 18, 2023.

In addition, pursuant to the Company’s director share ownership policy, Dr. Foster will be required to own the Company’s common shares in an amount equal to three times the annual cash retainer (excluding any meeting fees, committee retainers, committee chair retainers, and independent director retainers). For purposes of this requirement, a director’s holdings include owned common shares and unvested restricted stock units but not unearned performance-based awards or stock options (whether vested or unvested). Each director must hold the required number of shares within five years of becoming a member of the Board or five years from the adoption of the share ownership policy.

Under the terms of an agreement dated February 14, 2014 between the Company and Dr. Foster, whereby Dr. Foster’s employment as Chief Scientific Officer was terminated by the Company, it was confirmed that effective March 8, 2012, Dr. Foster was entitled to receive 2% of royalty licensing revenue for royalties received on the sale of voclosporin by licensees and/or 0.3% of net sales of voclosporin sold directly by the Company, to be paid quarterly as that revenue is received by the Company ($307,254 in fiscal year ending December 31, 2022). Should the Company sell substantially all of the assets of voclosporin to a third party or transfer those assets to another party in a merger in a manner such that this payment obligation is no longer operative, then Dr. Foster will be entitled to receive 0.3% of the value attributable to voclosporin in the transaction. At this time, there is no other transaction in which Dr. Foster has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01	Regulation FD Disclosure
On September 21, 2023, the Company issued a press release announcing the appointment of Dr. Foster to the Board, the entry into the Cooperation Agreement and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of September 21, 2023, by and among MKT Capital Ltd., MKT Tactical Fund, SP, Antoine Khalife and Aurinia Pharmaceuticals Inc.
99.1	Press Release, dated September 21, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 21, 2023

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer